As filed with the Securities and Exchange Commission on June 26, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GOLD ROYALTY CORP.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1188 West Georgia Street, Suite 1830

Vancouver, BC V6E 4A2

(604) 396-3066

(Address and telephone number of registrant’s principal executive offices)

Puglisi & Associates

850 Library Ave., Suite 204

Newark, DE 19711

(302) 738-6680

(Name, address and telephone number of agent for service)

Copies to:

Rick A. Werner, Esq. Alla Digilova, Esq. Haynes and Boone, LLP 30 Rockefeller Plaza 26th Floor New York, New York 10112 Tel: +1 212 659-7300	Rod Talaifar, Esq. Sangra Moller LLP 1000 Cathedral Place 925 West Georgia Street Vancouver, BC, Canada V6C 3L2 Tel: +1 604 662-8808

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling shareholder named in this prospectus is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 26, 2024

PROSPECTUS

2,906,977 Common Shares

Offered by the Selling Shareholder

This prospectus relates to the resale of 2,906,977 common shares issued in connection with the Acquisition (as defined herein) (the “Consideration Shares”) that may be sold from time to time by the selling shareholder named in this prospectus or its pledgees, donees, transferees, assignees or other successors-in-interest (the “Selling Shareholder”). See “Selling Shareholder” beginning on page 16 of this prospectus.

We are not selling any common shares under this prospectus and will not receive any proceeds from the sale of common shares by the Selling Shareholder.

Our registration of the common shares covered by this prospectus does not mean that the Selling Shareholder will offer or sell any of such common shares. The Selling Shareholder may sell the common shares offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The common shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

We will bear all of the expenses incurred in connection with the registration of these shares. The Selling Shareholder will pay any underwriting discounts and selling commissions and/or similar charges incurred in connection with the sale of the common shares. See “Plan of Distribution” beginning on page 14 of this prospectus.

Our common shares and certain of our outstanding common share purchase warrants are listed on the NYSE American LLC (“NYSE American”) under the symbols “GROY” and “GROY.WS”, respectively. On June 25, 2024, the closing price of our common shares and common share purchase warrants as reported on the NYSE American was $1.39 and $0.20, respectively.

We are an “emerging growth company” and a “foreign private issuer” under applicable Securities and Exchange Commission (“SEC”) rules, and will be subject to reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves a high degree of risk. See “Risk Factors” below, beginning on page 9, and in our Annual Report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference herein, to read about the risks you should consider before investing in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2024

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BASIS OF PRESENTATION

Unless otherwise indicated, references in this registration statement to “Gold Royalty”, “GRC”, “the Company”, “we”, “us” and “our” refer to Gold Royalty Corp., a company incorporated under the laws of Canada, together with its subsidiaries unless the context requires otherwise.

We express all amounts in this registration statement in U.S. dollars, except where otherwise indicated. References to “$” and “US$” are to U.S. dollars and references to “C$” are to Canadian dollars.

PRESENTATION OF FINANCIAL INFORMATION

We report under International Financial Reporting Accounting Standards as issued by the International Accounting Standards Board. None of the financial statements incorporated by reference in this prospectus were prepared in accordance with generally accepted accounting principles in the United States. We present our financial statements in U.S. dollars.

CAUTIONARY NOTE REGARDING MINERAL RESERVES AND MINERAL RESOURCES

We are subject to the reporting requirements of the applicable Canadian and United States securities laws. The disclosure of scientific and technical information regarding the properties underlying our royalty and other interests contained in our Annual Report on Form 20-F for the year ended December 31, 2023, is presented in accordance with subpart 1300 of Regulation S-K (“SK1300”), which differs from the disclosure requirements set forth under Canadian Securities Administrators’ National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43- 101”).

In many cases, the owners and operators of the mineral properties underlying our royalty and other interests have disclosed scientific and technical information regarding such projects pursuant to NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) – CIM Definition Standards on Mineral Resources and Mineral Reserves (the “CIM Definition Standards”), adopted by the CIM Council, as amended, which differs from the requirements under SK1300. In addition, certain of the operators of the properties underlying our interests prepare mineral reserve and mineral resource estimates in accordance with the 2012 Edition of the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves (“JORC”), which differs from NI 43-101 and SK1300. Specifically, disclosure regarding the Vareš Silver Project (“Vareš”) prepared and disclosed by its operator, Adriatic Metals plc (“Adriatic”), has been prepared under JORC, which differs from NI 43-101 and SK1300.

Under SK1300, the SEC recognizes estimates of “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources”. In addition, the SEC has amended its definitions of “proven mineral reserves” and “probable mineral reserves” to be substantially similar to the corresponding CIM Definition Standards. U.S. shareholders are cautioned that while terms are substantially similar to CIM Definition Standards, there are differences in the definitions and standards under SK1300 and the CIM Definition Standards and JORC. Accordingly, there is no assurance that estimates of mineral resources and mineral reserves disclosed by the operators underlying our royalty and other interests under NI 43-101 or JORC or disclosed by us in our Canadian disclosure documents will be the same as the reserve or resource estimates prepared by U.S. companies under SK1300.

Readers should not assume that any part or all of the mineralization in the “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” categories will ever be converted into a higher category of mineral resources or into mineral reserves. Mineralization described using these terms has a greater amount of uncertainty as to their existence and feasibility than mineralization that has been characterized as reserves. Further, “inferred resources” have a greater amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Therefore, U.S. shareholders are also cautioned not to assume that all or any part of the inferred resources exist.

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ABOUT THIS PROSPECTUS

As permitted under the rules of the SEC, this prospectus incorporates important information about us that is contained in documents that we have previously filed with the SEC but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. You may also obtain copies of the incorporated documents, without charge, upon written or oral request to Gold Royalty Corp., 1188 West Georgia Street, Suite 1830 Vancouver, British Columbia V6E 4A2. Our telephone number is (604) 396-3066. See “Where You Can Find More Information”.

You should rely only on the information contained and incorporated by reference into this prospectus and in any free writing prospectus that we authorize to be distributed to you. We have not, and the Selling Shareholder has not, authorized anyone to provide you with additional or different information or to make representations other than those contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This document may only be used where it is legal to sell these securities. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus.

We obtained certain statistical data, market data and other industry data and forecasts used or incorporated by reference into this prospectus from publicly available information. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, which statements may constitute “forward-looking information” within the meaning of Canadian securities laws. Forward-looking statements include statements that may relate to our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs and other information that is not historical information. Forward-looking statements can often be identified by the use of terminology such as “subject to”, “believe”, “anticipate”, “plan”, “target”, “expect”, “intend”, “estimate”, “project”, “outlook”, “may”, “will”, “should”, “would”, “could”, “can”, the negatives thereof, variations thereon and similar expressions, or by discussions of strategy. In addition, any statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. In particular, forward-looking statements include, but are not limited to, statements about:

●	our plans and objectives, including its acquisition and growth strategy;

●	our future financial and operational performance, including expectations regarding projected future revenues;

●	royalty and other payments to be made to the Company by the owners and operators of the projects underlying our royalties and other interests;

●	expectations regarding our royalty and other interests;

●	the plans of the operators of properties where we own or may acquire royalty interests;

●	estimates of mineral reserves and mineral resources on the projects in which we hold royalty interests;

●	estimates regarding future revenue, expenses and needs for additional financing; and

●	adequacy of capital and financing needs.

These forward-looking statements are based on our opinions, estimates and assumptions in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we currently believe are appropriate and reasonable in the circumstances, including that:

●	the public disclosures of the operators regarding the properties underlying our interests are accurate, including that such operators will meet their disclosed production targets and expectations;

●	current gold, base metal and other commodity prices will be sustained, or will improve;

●	the proposed development of the projects underlying the Company’s royalties and other interests will be viable operationally and economically and will proceed as expected;

●	any additional financing required by the Company will be available on reasonable terms; and

●	operators of the properties where the Company holds royalties and other interests will not experience any material accident, labor dispute or failure of equipment.

Despite a careful process to prepare and review the forward-looking statements, there can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct.

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Actual results could differ materially from those anticipated in these forward-looking statements as a result of the following risk factors, among others:

●	we own passive interests in mining properties, and it is difficult or impossible for us to ensure properties are developed or operated in our best interest;

●	a substantial majority of our royalty and other interests are non-producing properties, which may never achieve production;

●	our revenue is subject to volatility in gold, copper and other commodity prices;

●	the volatility in gold, copper and other commodity prices may have an adverse impact on the value of our royalty and similar interests and on the payments we receive thereunder in the future;

●	we have limited or no access to data or the operations underlying our interests;

●	a significant portion of our revenues is derived from a small number of operating properties;

●	the value and potential revenue from our royalty interests are subject to many of the risks faced by owners and operators of the properties underlying our interests;

●	our business, financial condition and results of operations could be adversely affected by market and economic conditions;

●	we may enter into acquisitions and other material transactions at any time;

●	current and future indebtedness could adversely affect our financial condition and impair our ability to operate our business;

●	we may require additional financing in the future to fund our growth strategy and maintain our operations;

●	our future growth is to a large extent dependent on our acquisition strategy;

●	our business and revenues could be adversely affected by problems concerning the existence, validity, enforceability, terms or geographic extent of our royalty interests, and our interests may similarly be materially and adversely impacted by change of control, bankruptcy or the insolvency of operators;

●	if title to mining claims, concessions, licenses, leases or other forms of tenure is not properly maintained by the operators, or is successfully challenged by third-parties, our existing royalty interests could be found to be invalid;

●	operators may interpret our existing or future royalty or other interests in a manner adverse to us or otherwise may not abide by their contractual obligations, and we could be forced to take legal action to enforce our contractual rights;

●	certain of our royalty interests are subject to buy-back or other rights of third-parties;

●	mine development and operation are capital intensive and any inability of the operators of the properties underlying our existing or future interests to meet their liquidity needs may adversely affect the value of, and revenue from, such interests;

●	estimates of mineral resources and mineral reserves disclosed by the owners and operators of the properties underlying our royalty and other interests may be subject to significant revision;

●	depleted mineral reserves may not be replenished by the operators of the properties underlying our interests;

●	we may enter into transactions with related parties and such transactions present potential conflicts of interests;

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●	regulations and political or economic developments in any of the jurisdictions where the properties in which we hold or may hold royalties, streams or similar interests are located;

●	opposition from Indigenous peoples may adversely impact the projects underlying our interests;

●	environmental risks in the jurisdictions where projects underlying our interests are located;

●	our operations and those of the owners and operators of the properties underlying our interests may be negatively impacted by the effects of the spread of illnesses or other public health emergencies;

●	our dependence on key management personnel;

●	certain of our directors and officers also serve as directors and officers of other companies in the mining sector, which may cause them to have conflicts of interest;

●	we hold investments in a concentrated number of equity securities and the fair values thereof are subject to loss in value;

●	a significant disruption to our information technology systems or those of our third-party service providers could adversely affect our business and operating results;

●	potential litigation affecting the properties that we have royalty interests in could have a material adverse effect on us;

●	we may use certain financial instruments that are subject to a number or inherent risks; and

●	the other factors discussed under “Item 3. Key Information – D. Risk Factors” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2023, and other disclosure documents, which are available under the Company’s profile at www.sedarplus.ca and www.sec.gov.

This list of factors should not be construed as exhaustive. The Company does not intend to and does not assume any obligations to update forward-looking statements, except as required by applicable law.

The forward-looking statements made in this prospectus or any prospectus supplement, or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by U.S. federal securities law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and any prospectus supplement, and the information incorporated by reference herein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus, prospectus supplement and the documents incorporated by reference herein include additional factors which could adversely impact our business and financial performance.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our securities, you should read this entire prospectus and any applicable prospectus supplement carefully, including the sections of this prospectus entitled “Risk Factors”, “Cautionary Note Regarding Forward-Looking Statements”, the section entitled “Risk Factors” in our Annual Report on Form 20-F for the most recent year incorporated by reference herein (together with any material changes thereto contained in subsequent filed reports on Form 6-K), our consolidated financial statements and the related notes incorporated by reference in this prospectus and all other information included or incorporated by reference in this prospectus.

Our Company

We are a precious metals focused royalty company offering creative financing solutions to the metals and mining industry. Our diversified portfolio includes 240 royalties across various stages, including 6 royalties on producing projects.

Our mission is to acquire royalties, streams and similar interests at varying stages of the mine life cycle to build a balanced portfolio offering near, medium and longer-term returns for our investors.

In carrying out our long-term growth strategy, we seek out and continually review opportunities to expand our portfolio through the acquisition of existing or newly created royalty, stream or similar interests and through accretive acquisitions of companies that hold such assets. In acquiring newly created interests, we act as a source of financing to mining companies for the development and exploration of projects.

Our “royalty generator model” is focused on mineral properties held by us and our subsidiaries and additional properties we may acquire from time to time, with the aim of subsequently optioning or selling them to third-party mining companies in transactions where we would retain a royalty, carried interest or other similar interest. We believe the royalty generator model provides increased volume of potential royalty opportunities, targeting opportunities with potential exploration upside.

We do not generally conduct exploration, development or mining operations on the properties in which we hold interests and we are not required to contribute capital costs for these properties. We may, from time to time, conduct non-material exploration related activities to advance our royalty generator projects.

Vares Acquisition

On June 4, 2024, we announced that we completed the acquisition of a copper stream (the “Stream”) in respect of certain areas at Vareš (including the Rupice area), a project owned and operated by a subsidiary of Adriatic and located in Bosnia and Herzegovina (the “Acquisition”). The acquisition was completed pursuant to a purchase and sale agreement dated May 28, 2024 (the “PSA”) with OMF Fund III (Cr) Ltd. (“OMF”), pursuant to which, among other things, we acquired the Stream for total consideration of $50.0 million, satisfied by the Company at closing by paying OMF $45 million in cash and issuing it 2,906,977 Consideration Shares at a deemed price of $1.72 per share. The cash portion of the purchase price was funded, in part, by the proceeds of our $34.5 million bought deal financing completed on May 31, 2024 (the “Bought Deal”) and additional borrowings under our revolving credit facility.

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Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.235 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our first sale of common equity securities pursuant to a U.S. registration.

As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include: (i) the option to present only two years of audited financial statements and related discussion in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the SEC; (ii) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; (iii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); (iv) not being required to submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes”; and (v) not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including: (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, and current reports on Form 8-K upon the occurrence of specified significant events.

Corporate Information

We are a corporation organized under the laws of Canada. We were incorporated under the name Gold Royalty Corp. on June 23, 2020, under the Canada Business Corporations Act (Canada) (“CBCA”). Our head office is located at 1188 West Georgia Street, Suite 1830, Vancouver, British Columbia V6E 4A2 and our telephone number is +1 (604) 396-3066. Our registered office is 1000-925 West Georgia Street, Vancouver, British Columbia, Canada V6C 3L2. Our website address is www.goldroyalty.com. Information on the Company’s website is not incorporated herein by reference. Our common shares and certain of our common share purchase warrants are listed on the NYSE American under the symbols “GROY” and “GROY.WS”, respectively.

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THE OFFERING

Common shares offered by the Selling Shareholder	2,906,977 common shares

Terms of the offering	The Selling Shareholder (including its transferees, donees, pledgees, assignees and successors-in-interest) may sell, transfer or otherwise dispose of any or all of the common shares offered by this prospectus from time to time on NYSE American or any other stock exchange, market or trading facility on which the common shares are traded or in private transactions. The common shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices. See “Plan of Distribution” beginning on page 14 of this prospectus for additional information on the methods of sale that may be used by the Selling Shareholder.

Use of Proceeds	The Selling Shareholder will receive all of the proceeds from the sale of any common shares sold by it pursuant to this prospectus. We will not receive any proceeds from the sale of the common shares by the Selling Shareholder. See “Use of Proceeds”.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” below, beginning on page 9, and in our Annual Report on Form 20-F for the year ended December 31, 2023, to read about the risks you should consider before investing in our securities.

Listing	Our common shares and certain of our common share purchase warrants are listed on the NYSE American under the symbols “GROY” and “GROY.WS”, respectively.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties discussed below and described under the heading “Risk Factors” contained in any applicable prospectus supplement and under similar headings in our Annual Report on Form 20-F for the year ended December 31, 2023, as updated by our subsequent filings, some of which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. For more information, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Risks Relating to the Acquisition

We may fail to realize the expected benefits of the Acquisition

While we believe that the Acquisition will provide certain benefits to our business and shareholders, these expected benefits may not be achieved, or may take longer than expected to realize, and other assumptions upon which we have determined the benefits of the Acquisition may prove to be incorrect. To the extent that the anticipated benefits of the Acquisition are not achieved, are achieved to a lesser extent, or take longer than expected to achieve, the results of operations and our financial condition may suffer, which may materially adversely affect our business, operations and financial performance and cash flows.

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CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our total capitalization as of March 31, 2024:

●	on an actual basis;

●	on an as-adjusted basis to reflect the issuance and sale of 20,058,300 units at a public offering price of $1.72 per unit in connection with the Bought Deal; and

●	on a further as-adjusted basis to reflect the Acquisition and the issuance and sale of 2,906,977 Consideration Shares.

The amounts shown below are unaudited. The information set forth in the following table should be read in conjunction with and is qualified in its entirety by reference to our unaudited financial statements for the three months ended March 31, 2024, in our Report on Form 6-K filed with the SEC on May 13, 2024, which is incorporated by reference in this prospectus.

	As of March 31, 2024
(In thousands)	Actual	As Adjusted for Bought Deal	As Adjusted for Acquisition
Total debt	$33,015	$33,015	$48,015
Common shares, without par value	556,687	591,187	596,187
Reserves	34,560	34,560	34,560
Accumulated deficit	(71,221)	(71,221)	(71,221)
Accumulated other comprehensive income	326	326	326
Total shareholders’ equity	$520,352	$554,852	$559,852

Total capitalization and indebtedness	$553,367	$587,867	$607,867

The foregoing table and calculations are based on 145,887,717 common shares outstanding as of March 31, 2024, and excludes, in each case as of March 31, 2024:

●	7,766,211 common shares issuable upon the exercise of outstanding options to purchase common shares with a weighted average exercise price of $3.31 per share;

●	2,010,922 common shares issuable upon the vesting of outstanding restricted share units;

●	595,350 common shares issuable upon the exercise of 2,430,000 outstanding Ely Warrants with a weighted average exercise price of C$4.59 per share;

●	up to 22,857,143 common shares issuable upon the conversion of outstanding unsecured convertible debentures at maturity and common shares issuable in respect of interest settlement in equity, in the aggregate amount of up to $6,000,000;

●	4,811,638 common shares that remain reserved for future issuance under our 2021 Long-Term Incentive Plan; and

●	20,058,300 common shares issuable upon exercise of the warrants forming part of units sold in connection with the Bought Deal.

From April 1, 2024, through the date of this prospectus, we have issued an additional (i) 40,488 common shares in connection with the vesting of restricted share units and settlement of options and (ii) 8,000 common shares to a vendor for services.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the common shares by the Selling Shareholder.

The Selling Shareholder will receive all of the net proceeds from the sale of any common shares offered by them under this prospectus. See “Selling Shareholder”. The Selling Shareholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholder for brokerage, accounting, tax, legal services or any other expenses incurred by the Selling Shareholder in disposing of these common shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the common shares covered by this prospectus.

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DESCRIPTION OF CAPITAL STOCK

A description of our capital stock, including the common shares, is contained in our Form 8-A12B, filed with the SEC on February 22, 2021 (File No. 001-40099), as amended and supplemented by the description of our common shares included in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 28, 2024.

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TAXATION

Our most recent Annual Report on Form 20-F provides a discussion of certain tax considerations that may be relevant to prospective investors in our securities. Any prospectus supplement to this prospectus may also contain information about certain material tax considerations relating to the securities covered by such prospectus supplement. Prospective investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

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PLAN OF DISTRIBUTION

We are registering the common shares offered by this prospectus on behalf of the Selling Shareholder. The Selling Shareholder, which, as used herein, includes donees, pledgees, transferees, or other successors-in-interest selling or distributing common shares or interests in common shares received after the date of this prospectus from the Selling Shareholder as a gift, pledge, partnership distribution, or other non-sale related transfer, may, from time to time, sell, transfer, or otherwise dispose of any or all of its common shares on any stock exchange, market or trading facility on which the common shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The common shares may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

The Selling Shareholder may use any one or more of the following methods when disposing of its shares:

● ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

● block trades in which the broker-dealer will attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

● purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

● an exchange distribution in accordance with the rules of the applicable exchange;

● directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

● settlement of short sales effected after the effective date of the registration statement of which this prospectus forms a part;

● in “at the market” offerings as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offering through sales agents;

● to or through underwriters, agents or broker-dealers;

● through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

● broker-dealers may agree with the Selling Shareholder to sell a specified number of such shares at a stipulated price per share;

● a combination of any such methods of sale; and

● any other method permitted pursuant to applicable law.

In connection with the sale of common shares or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions it assumes. The Selling Shareholder may also sell common shares short and deliver these securities to close out its short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended to reflect such transaction).

The Selling Shareholder may, from time to time, pledge or grant a security interest in some or all of the common shares owned by such shareholder to a broker-dealer or other financial institution and, if the Selling Shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the common shares, from time to time, under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholder to include the pledgee, transferee, or other successors in interest as Selling Shareholder under this prospectus.

If the common shares are sold through underwriters or broker dealers, the Selling Shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. The aggregate proceeds to the Selling Shareholder from the sale of the common shares offered by it will be the purchase price of the common shares less discounts or commissions, if any. The Selling Shareholder reserve the right to accept and, together with their respective agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

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Broker-dealers or agents engaged by the Selling Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

The Selling Shareholder also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meets the criteria and conforms to the requirements of those provisions.

The Selling Shareholder and any underwriters, broker-dealers, or agents that participate in the sale of our common shares or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of the common shares may be deemed to be underwriting discounts and commissions under the Securities Act. If the Selling Shareholder is deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

To the extent required, the common shares to be sold, the respective purchase prices and offering prices, the names of any agents, dealers, or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth, if appropriate, in a prospectus supplement, a free-writing prospectus or a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The Selling Shareholder and any other persons participating in a distribution of the common shares covered by this prospectus will be subject to the applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of any of the common shares by the Selling Shareholder and any other such persons. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares.

We will pay all expenses of the registration of the securities, including, without limitation, SEC filing fees and expenses of initial compliance with state securities or “blue sky” laws; provided, however, that the Selling Shareholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by them.

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SELLING SHAREHOLDER

This prospectus relates to 2,906,977 common shares that the Selling Shareholder may sell in one or more offerings pursuant to the PSA.

The registration of these common shares does not mean that the Selling Shareholder will sell or otherwise dispose of all or any of those securities. The Selling Shareholder may sell or otherwise dispose of all, a portion or none of such common shares from time to time. We do not know the number of common shares, if any, that will be offered for sale or other disposition by the Selling Shareholder under this prospectus. The Selling Shareholder identified below may currently hold or acquire our common shares in addition to the common shares registered hereby. In addition, the Selling Shareholder identified below may sell, transfer, assign or otherwise dispose of some or all of the common shares covered hereby in private placement transactions exempt from or not subject to the registration requirements of the Securities Act.

Vares Acquisition

On June 4, 2024, the Company completed the Acquisition of the Stream pursuant to the PSA.

The Company acquired the Stream from OMF for total consideration of $50.0 million, which was satisfied by the Company at closing by paying OMF $45 million in cash and issuing it 2,906,977 Consideration Shares at a deemed price of $1.72 per share.

Relationship with the Selling Shareholder

To our knowledge, neither OMF nor its pledgees, donees, transferees, assignees or other successors-in-interest have or have had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than their ownership of our common shares and the Acquisition described above.

Information About Selling Shareholder Offering

The following table sets forth certain information with respect to the Selling Shareholder, including (i) the common shares beneficially owned by the Selling Shareholder prior to this offering, (ii) the number of common shares being offered by the Selling Shareholder pursuant to this prospectus and (iii) the Selling Shareholder’s beneficial ownership after completion of this offering, assuming that all of the common shares covered hereby (but none of the other common shares, if any, held by the Selling Shareholder) are sold.

We have prepared the following table based on information supplied to us by the Selling Shareholder on or prior to June 25, 2024, and we have not sought to verify such information. Ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC regarding beneficial ownership and include voting or investment power with respect to common shares. This information does not necessarily indicate beneficial ownership for any other purpose. The calculation of percentage of beneficial ownership is based on 169,069,079 common shares issued and outstanding as of June 25, 2024.

Selling Shareholder	Total Number of Common Shares Owned Prior to This Offering		Percentage of Outstanding Common Shares Owned Prior to This Offering	Maximum Number of Common Shares Which May Be Sold in This Offering		Number of Common Shares Owned Following This Offering	Percentage of Outstanding Common Shares Owned Following This Offering
OMF Fund III (Cr) Ltd. (1)	2,906,977	(2)	1.72%	2,906,977	(2)	0	0%

(1)	The common shares are directly owned by OMF. OMF is indirectly controlled by Mr. Oskar Lewnowski, the Chief Executive Officer of the Orion Mine Finance Group. Mr. Lewnowski disclaims beneficial ownership of such shares of common shares except to the extent of his pecuniary interest therein. The address of OMF and Mr. Lewnowski is c/o Orion Resources Partners (USA) LP , 7 Bryant Park, 25th Floor, 1045 Avenue of the Americas, New York, NY 10018.
(2)	Represents 2,906,977 common shares issued in connection with the Acquisition.

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LEGAL MATTERS

Certain legal matters with respect to the validity of the offered securities under Canadian law will be passed upon for us by Sangra Moller LLP, Vancouver, British Columbia. Certain legal matters with respect to U.S. federal securities law and New York law will be passed upon for us by Haynes and Boone, LLP.

EXPERTS

Our audited annual consolidated financial statements as at and for the financial year ended December 31, 2023, the three month transition period ended December 31, 2022 and the years ended September 30, 2022 and September 30, 2021, included in our Annual Report on Form 20-F, and incorporated by reference herein, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers LLP, located at 250 Howe Street Suite 1400, Vancouver, BC V6C 3S7, Canada, is our independent registered public accounting firm and has been appointed as our independent auditor. PricewaterhouseCoopers LLP has confirmed that it is independent with respect to us within the meaning of the Chartered Professional Accountants of British Columbia Code of Professional Conduct and in accordance with the applicable rules and regulations of the SEC and the Public Company Accounting Oversight Board (United States).

The scientific and technical information incorporated by reference to the Annual Report on Form 20-F for the year ended December 31, 2023, has been reviewed and approved by Alastair Still, P. Geo, who is our Director of Technical Service, as indicated therein in reliance upon the authority of such person’s expertise.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports and other information regarding issuers, such as us, that file electronically with the SEC. The address is www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers and under those requirements file reports with the SEC. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and from short-swing profit recovery provisions contained in Section 16 of the Exchange Act, among other things. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

We maintain a corporate website at www.goldroyalty.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC. These filings contain important information which does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

●	The description of our common shares contained in our Form 8-A12B, filed with the SEC on February 22, 2021 (File No. 001-40099), as amended and supplemented by the description of our common shares included in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 28, 2024 including any subsequent amendment or any report filed for the purpose of updating such description;

●	Our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 28, 2024; and

●	Our Current Reports on Form 6-K furnished to the SEC on April 23, 2024, May 14, 2024 (Exhibits 99.1 and 99.2 only) May 14, 2024 (Exhibits 99.1 and 99.2 only) May 28, 2024 (as amended on Form 6-K/A on May 29, 2024), May 31, 2024 (Exhibits 99.1 and 99.2 only), June 3, 2024, June 4, 2024, and June 11, 2024.

We may also incorporate any other Form 6-K that we submit to the SEC on or after the date of this prospectus and prior to the termination of this offering if the Form 6-K filing specifically states that it is incorporated by reference into the registration statement of which this prospectus forms a part.

Any statement in this prospectus contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any later filed document modifies or supersedes that statement. Any statement that is modified or superseded in this manner will no longer be a part of this prospectus, except as modified or superseded.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Gold Royalty Corp., 1188 West Georgia Street, Suite 1830, Vancouver, British Columbia V6E 4A2 and our telephone number is (604) 396-3066. Our website address is www.goldroyalty.com. Information contained in our website is not part of this prospectus.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of Canada. Substantially all of our assets are located outside the United States. In addition, several of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, investors should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors, or other said persons, predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States; or (ii) would enforce, in original actions, liabilities against us or such directors, officers or experts predicated upon the United States federal securities laws or any securities or other laws of any state or jurisdiction of the United States.

In addition, there is doubt as to the applicability of the civil liability provisions of U.S. federal securities law to original actions instituted in Canada. It may be difficult for an investor, or any other person or entity, to assert U.S. securities laws claims in original actions instituted in Canada.

EXPENSES

The following is an estimate, subject to future contingencies, of the expenses we may incur in connection with the issuance and distribution of the securities being registered. All amounts listed in the table below are estimates except the SEC registration fee.

Expense	Estimated Amount
SEC registration fee	$604.99
FINRA filing fees	—
Printing expenses	—
Legal fees and expenses	$50,000
Accounting fees and expenses	$7,500
Miscellaneous costs	$10,000
Total	$68,104.99

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2,906,977 Common Shares

Offered by the Selling Shareholder

Prospectus

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. Indemnification of Directors and Officers.

Under the CBCA, Gold Royalty is permitted to indemnify its directors and officers and former directors and officers against costs and expenses, including amounts paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which they are made parties because of their position as directors or officers, including an action against Gold Royalty. In order to be entitled to indemnification under the CBCA, the director or officer must act honestly and in good faith with a view to the best interests of Gold Royalty, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer must have reasonable grounds for believing that his or her conduct was lawful.

Under its Bylaws, Gold Royalty shall, whenever required or permitted by the CBCA or otherwise by law, indemnify each director, each officer, each former director, each former officer and each person who acts or acted at Gold Royalty’s request as a director or officer or an individual acting in a similar capacity, of another entity, and his or her heirs and personal representatives, against all costs, charges and expenses, including, without limitation, each amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding to which he or she is made a party by reason of being or having been a director or officer of Gold Royalty or such other entity.

Gold Royalty has also entered into indemnification agreements with each of its current directors and officers. The indemnification agreements generally require that it indemnify and hold the indemnitees harmless to the greatest extent permitted by law for liabilities arising out of the indemnitees’ service to Gold Royalty as directors and officers, if the indemnitees acted honestly and in good faith with a view to the best interests of Gold Royalty and, with respect to criminal and administrative actions or other non-civil proceedings that are enforced by monetary penalty, if the indemnitee had reasonable grounds to believe that his or her conduct was lawful. The indemnification agreements also provide for the advancing of defense expenses to the indemnitees by Gold Royalty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Gold Royalty pursuant to the foregoing provisions, Gold Royalty has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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ITEM 9. Exhibits.

Exhibit No.	Exhibit Index
1.1	Underwriting Agreement dated May 28, 2024 (incorporated by reference to Exhibit 99.1 to the Company’s Form 6-K filed with the SEC on May 28, 2024)
4.1	Specimen common share certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-1/A filed with the SEC on February 22, 2021)
4.2	Trust Indenture between Gold Royalty Corp. and Odyssey Trust Company, dated December 15, 2023 (incorporated by reference to Exhibit 99.2 to the Company’s Form 6-K filed with the SEC on December 22, 2023)
4.3	Form of Debenture (incorporated by reference to Exhibit 4.11 to the Company’s Registration Statement on Form F-3/A filed with the SEC on February 7, 2024)
4.4	Form of Warrant (incorporated by reference to Exhibit 99.1 to the Company’s Form 6-K filed with the SEC on May 31, 2024)
4.5	Form of Warrant Agency Agreement by and between Continental Stock Transfer & Trust Company and Gold Royalty Corp. (incorporated by reference to Exhibit 99.2 to the Company’s Form 6-K filed with the SEC on May 31, 2024)
5.1*	Opinion of Sangra Moller LLP
23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of Sangra Moller LLP (included in Exhibit 5.1)
23.3*	Consent of Alastair Still
24.1*	Powers of Attorney (included on the signature page of this Registration Statement)
101.INS*	Inline XBRL Instant Document
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBLR Taxonomy Extension Calculation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase
101.LAB*	XBRL Taxonomy Extension Label Linkbase
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase
107*	Filing Fee Table

* Filed herewith

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Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, or the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

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(5) that, for the purpose of determining any liability under the Securities Act to any purchaser:

(A)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada on June 26, 2024.

Gold Royalty CORP.

By:	/s/ David Garofalo
Name:	David Garofalo
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints David Garofalo and Andrew Gubbels, or each of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ David Garofalo	Chief Executive Officer, President (Principal	June 26, 2024
David Garofalo	Executive Officer) and Chairman

/s/ Andrew Gubbels	Chief Financial Officer (Principal Financial	June 26, 2024
Andrew Gubbels	Officer and Principal Accounting Officer)

/s/ Angela Johnson	Director	June 26, 2024
Angela Johnson

/s/ Ken Robertson	Director	June 26, 2024
Ken Robertson

/s/ Alan Hair	Director	June 26, 2024
Alan Hair

/s/ Karri Howlett	Director	June 26, 2024
Karri Howlett

/s/ Warren Gilman	Director	June 26, 2024
Warren Gilman

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of the registrant and has duly caused this Registration Statement on Form F-3 to be signed by the undersigned, thereunto duly authorized, on June 26, 2024.

Puglisi & Associates (Authorized Representative in the United States)

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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